UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 2


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Industrial Electric Services, Inc.
                 ----------------------------------------------
                 (Name of small business issuer in our charter)

            Florida                            1731                 20-3505071
            -------                            ----                 ----------
(State or other jurisdiction of    (Primary Standard Industrial      IRS I.D.
 incorporation or organization)     Classification Code Number)

         289 Blue Sky Parkway                            40509
         Lexington KY

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number: 859-685-0005

File Number:  333-129355

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of           Amount to be          Proposed maximum       Proposed maximum     Amount of
securities to be registered      registered            offering price per     aggregate offering   registration
                                                       unit (1)               price                fee
Common Stock offered by our      300,000               $.10                   $30,000              $4.00
Selling Stockholders (2)

----------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
                       INDUSTRIAL ELECTRIC SERVICES, INC.

Selling shareholders are offering up to 300,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses. Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2006.

                                TABLE OF CONTENTS



SUMMARY INFORMATION AND RISK FACTORS ........................................ 4
Risk Factors ................................................................ 6
      Because we depend upon a limited number of customers,
      some of which only retain us for a single job, if we
      are not rehired by existing and prior customers and
      do not secure new customers, our revenues will be reduced. ............ 6
      Because insiders control our activities , they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably. ....................................... 7
      Because our management decisions are made by Chief Executive
      Officer Edward Lynch and Chief Operating Officer Keith Yates;
      if we lose their services, our revenues may be reduced. ............... 7
      Because one of the persons responsible for managing our
      business, Mr. Edward Lynch, will devote less than full time to our business, our ability to implement our business plan and generate revenues could be reduced. ............................................ 7
      Because our common stock will be considered a penny stock, any investment in our common stock is considered a high-risk
      investment and is subject to restrictions on marketability; you may be unable to sell your shares. .................................... 7
      Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares. ............................................................... 7
      Because the offering price of $.10 per share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business, you may not be able to sell your stock for a price in excess of $.10 per share and thus could suffer an investment loss. ................................................... 7
      Because sales of our common stock under Rule 144 could reduce the price of our stock you may not be able to sell your stock for a price in excess the price you paid to acquire our stock and thus could suffer an investment loss. ...................................... 8
      Because we are authorized to issue preferred stock, if we ever issue this stock the price of our common stock could be reduced and you could suffer a loss on your investment. ....................... 8
      Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions. .............  8
      After December 31, 2006 we will not be obligated to file reports under the 1934 Act and as such, if we cease filing these reports, our securities will no longer be eligible for quotation on the OTC Bulletin Board, which could reduce the value and liquidity of your investment in our shares. ........................................ 8
USE OF PROCEEDS ............................................................. 9
DETERMINATION OF OFFERING PRICE ............................................. 9
DILUTION ....................................................................10
SELLING SHAREHOLDERS ........................................................10
PLAN OF DISTRIBUTION ........................................................11
LEGAL PROCEEDINGS ...........................................................12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND
CONTROL PERSONS .............................................................12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT .......................................................12
DESCRIPTION OF SECURITIES ...................................................13
INTEREST OF NAMED EXPERTS ...................................................14
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LIABILITIES ..................................14
DESCRIPTION OF BUSINESS .....................................................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS ...............................18
DESCRIPTION OF PROPERTY .....................................................21
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS ................................................................21
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS .........................................................22
EXECUTIVE COMPENSATION ......................................................24
FINANCIAL STATEMENTS ........................................................25
CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE ..................................................................26

                      SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Industrial Electric Services, Inc. is a Florida corporation formed on August 5, 2005 to acquire all the interests of Industrial Electric Services, LLC, a Kentucky limited liability company formed on December 10, 2003. Industrial Electric Services, LLC is now our wholly-owned subsidiary.

Business

Our corporate offices are located 289 Blue Sky Parkway, Lexington KY 40509. Our telephone number is 859-685-0005.


Through Industrial Electric Services, LLC, we provide a range of electric services including installing, maintaining and servicing electrical systems and machinery for commercial, industrial, and utility customers. The Offering As of the date of this prospectus, we had 15,300,000 shares of common stock outstanding.

Selling shareholders are offering up to 300,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $75,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

                            Statements of Operations

                                                                   December
                                                                      12,
                                                                     2003
                                                                   (Date of
                                                                  Inception)
                                                  Year Ended        Through
                                                 December 31,     December 31,
                                                     2004            2003
                                                   --------        --------
                                                          (audited)
Construction revenue                               $494,041        $  4,229
Costs and expenses:                                 485,714           9,075
Net income (loss)                                  $  8,327        $ (4,846)

                                 Balance Sheet
                                                           December 31,
                                                     2004            2003
                                                   --------        --------
                                                           (audited)
Assets                                             $143,163        $ 33,379
Total current liabilities                            69,288          18,678
Total long-term liabilities                          61,794          14,547
Total members' equity                                12,081             154

                            Statements of Operations

                                            Period Ended        Period Ended
                                            September 30,       September 30,
                                                 2005                2004
                                           ----------------------------------
                                                       (unaudited)

Construction revenue                         $   161,825           $ 380,473
Costs and expenses:                              247,485             346,177
Net income (loss)                            $   (85,660)            $34,296

                                  Balance Sheet
                                                                September 30,
                                                 2005                2004
                                           ----------------------------------
                                                       (unaudited)

Assets                                       $   101,498           $ 193,245
Total current liabilities                         93,872              90,016
Total long-term liabilities                       48,505              66,079
Total members' equity                            (40,879)             37,150

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

Because we depend upon a limited number of customers, who retain us on a single job basis, if we are not rehired by existing and prior customers and do not secure new customers, our revenues will be reduced.

Approximately 65% of revenues earned during 2004 were from the following two customers:

      o     CTA Acoustics, Inc.

      o     Belding Walbridge, LLC

Approximately 74% of revenues earned during the first nine months of 2005 were from the following 2 customers:

      o     Casey's General Store

      o     Lanham Brothers General Contractors, Inc.

We have no long-term contracts with any customer. Most of our work is done on purchase orders rather than contracts. All contracts and purchase orders are for a single job only. Accordingly, if we are not rehired by existing and prior customers and do not secure new customers, our revenues will be reduced.

Because we have only two employees and must secure and are dependent upon union contractors to complete our jobs, if we need contract employees but cannot obtain them, completion of our jobs may be delayed, which could lengthen the time before we receive revenues. If we are unable to complete a job due to the inability to obtain contractors, our revenues could be reduced.

Because we have only two employees, we must secure and are dependent upon union contractors to complete our jobs. We are a union business and have an oral understanding with Local 1701 IBEW-AFLCIO to hire union labor. The union provides electricians to us as needed. If we need contract employees but cannot obtain them, completion of our jobs may be delayed, which could lengthen the time before we receive revenues. If we are unable to complete a job due to the inability to obtain contractors, our revenues could be reduced.

Because insiders control our activities , they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.


Our officers and directors, Edward Lynch and Keith Yates, control approximately 98% of our common stock, and we do not have any non-employee directors. As a result, they effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. Edward Lynch and Keith Yates also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Because our management decisions are made by Chief Executive Officer Edward Lynch and Chief Operating Officer Keith Yates; if we lose their services, our revenues may be reduced.

The success of our business is dependent upon the expertise of our Chief Executive Officer Edward Lynch and Chief Operating Officer Keith Yates. Because our Chief Executive Officer Edward Lynch and Chief Operating Officer Keith Yates are essential to our operations, you must rely on their management decisions. Our Chief Executive Officer Edward Lynch and Chief Operating Officer Keith Yates will continue to control our business affairs after the filing. We have no employment agreement with and have not obtained any key man life insurance relating to our Chief Executive Officer Edward Lynch and Chief Operating Officer Keith Yates. If we lose their services, we may not be able to hire and retain another CEO or COO with comparable experience. As a result, the loss of our Chief Executive Officer Edward Lynch's and Chief Operating Officer Keith Yates' services could reduce our revenues.

Because one of the persons responsible for managing our business, Mr. Edward Lynch, will devote less than full time to our business, our ability to implement our business plan and generate revenues could be reduced.

In his capacity as CEO, Mr. Lynch currently devotes approximately 15% of his time to our business and anticipates that during the next 12 months he will continue to devote approximately 15% of his time to our business. Mr. Lynch may not be able to devote the time necessary to our business to assure successful implementation of our business plan. Our COO, Mr. Yates devotes 100% of his time to our business and is expected to continue to do so in the future.

Because our common stock will be considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

If our common stock trades in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.

These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Because the offering price of $.10 per share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business, you may not be able to sell your stock for a price in excess of $.10 per share and thus could suffer an investment loss.

The offering price of $.10 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Because sales of our common stock under Rule 144 could reduce the price of our stock you may not be able to sell your stock for a price in excess the price you paid to acquire our stock and thus could suffer an investment loss.

As of September 30, 2005, there are 300,000 shares of our common stock held by non-affiliates and 15,000,000 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering 300,000 of these shares in this registration statement. No Shares have been sold pursuant to Rule 144 of the Securities Act of 1933; and as of September 30, 2005, there are no shares held by affiliates eligible for resale under 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all restricted securities could be available for sale in a public market, if developed, beginning August, 2006. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing prices for our securities.

Because we are authorized to issue preferred stock, if we ever issue this stock the price of our common stock could be reduced and you could suffer a loss on your investment.

Although no preferred stock are currently issued and outstanding, our directors are authorized by our Articles of Incorporation, as amended, to issue preferred stock in series without the consent of our shareholders. Our preferred stock, if and when issued, may rank senior to common stock with respect to payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up. The issuance of preferred stock in series and the preferences given the preferred stock must be made by a Resolution of Directors, but do not need the approval of our shareholders. The existence of rights, which are senior to common stock, may reduce the price of our common stock.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

After December 31, 2006 we will not be obligated to file reports under the 1934 Act and as such, if we cease filing these reports, our securities will no longer be eligible for quotation on the OTC Bulletin Board, which could reduce the value and liquidity of your investment in our shares.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2006, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act. We are not required under
Section 12(g) or otherwise to become a mandatory 1934 Act filer due to the fact we have less than 300 shareholders. If we subsequently decide to cease filing reports, our securities can no longer be quoted on the OTC Bulletin Board. This could reduce the value and liquidity of your investment in our shares.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

                                USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:


      o     our limited size

      o     our operating history


      o     the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

                                    DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

                              SELLING SHAREHOLDERS


The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933 . We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Timothy Wills                              10,000
William Love                                5,000
Patrick Wilcox                             10,000
Garrett Jacobs                             10,000
Rod Richman                                10,000
David Bargas                               10,000
Kevin Lynch                                15,000
Beth Jarvis                                15,000
Frank Cassell                              10,000
Steve Singleton                            15,000
Brian Drury                                 5,000
Viola J. Heitz                             15,000
Loren E. Bagley                             5,000
William Woodburn                            5,000
Sheldon Cohen                               5,000
Joyce Riggleman                             5,000
James Shriver                               5,000
Philip Heitz                                5,000
Bradley Miller                             15,000
Miller & Miller AC, Principal:
Gordon Miller                               5,000
Rebecca J. Koreski                          5,000
Sixties Care, Inc., Principal:
Ron Stewart [1]                             5,000
Shawn Mackinnon                            15,000
Rebecca McKinnon                           15,000
Ian McKinnon                               15,000
Nicole Lachance                            15,000
Gregory Greatrex                           15,000
Ali Shaygan                                 5,000
Matthew Coleman                            10,000
Dennis Neclerio                             5,000
William Roberts                             5,000
Nigel Lees                                 10,000

[1] Persons listed as Principal are the natural persons that have the ultimate voting or investment control over the shares held by this selling stockholder.

All shareholders own less than one percent of our issued and outstanding common stock and are registering all of their shares for resale under this registration statement. No selling shareholder is an affiliate of us or a broker-dealer.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, , District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Florida, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

Except for Kentucky, all our shareholders currently reside in these states or outside the U.S. We intend to make appropriate filings in Kentucky, or comply with all secondary trading exemptions in such states, to permit sales of the securities registered in this offering.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

                              PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Selling shareholders are offering up to 300,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2
- 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

                               LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

     Name         Age             Position
     ----         ---             --------

Edward Lynch      53      CEO, president and director

Keith Yates       53      COO and director

Mr. Lynch has been our CEO, president and director since our inception in August 2005. He has been CEO of our subsidiary, Industrial Electric Services LLC since December 2003. From August 2004 to date, he has been CEO of International Machinery Services, an equipment installation firm. From July 2002 to August 2003 he was CFO of B&B Electric Co., Inc., an electrical contractor. From March 2002 to July 2002 he was not employed by any firm. From October 2002 to February 2003 he was a business consultant at Clearbrook & Co. Ltd. From July 1987 to March 2002, he was Vice president of Duncan Machinery Movers, Inc. He holds a CPA license in Kentucky. He received a BS in Accounting from the University of Kentucky in 1974.

Mr. Yates has been our COO and director since our inception in August 2005. He has been COO of our subsidiary, Industrial Electric Services LLC since December 2003. From December 2003 to date, he has been project manager of B&B Electric Co., Inc. From March 2000 to December 2003, he was project manager for Egizii Electric, an electrical contractor. From June 1998 to April 2000, he was project manager for State Group, an electrical contractor. He holds a master electrician license in Kentucky.

Our bylaws provide that the board of directors shall consist of a minimum of one member until changed by amendment to the applicable section of the bylaws, adopted by the majority of the voting power of the corporation. There are currently only two directors.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 289 Blue Sky Parkway, Lexington KY 40509.

Shareholders                          # of Shares          Percentage
------------                          -----------          ----------

Edward Lynch                          9,000,000            58.8

Keith Yates                           6,000,000            39.2

All directors and named executive     15,000,000           98.0
officers as a group [2 persons]

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 15,300,000 shares of common stock outstanding as of November 30, 2005.

                           DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 1,000,000,000 shares of common stock with no par value per share. As of the date of this registration statement, there were 15,300,000 shares of common stock issued and outstanding held by 34 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock in series as fixed by the Directors without par value. As of the date of this registration statement, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

                           INTEREST OF NAMED EXPERTS

The financial statements for the Year Ended December 31, 2004 and the Period December 12, 2003 (Date of Inception) through December 31, 2003 incorporated by reference to this prospectus have been audited by Pender Newkirk & Company, which are independent registered certified public accountants, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                             SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Industrial Electric Services, Inc. is a Florida corporation formed on August 5, 2005 to acquire all the interests of Industrial Electric Services, LLC, a Kentucky limited liability company formed on December 10, 2003. Industrial Electric Services, LLC is now our wholly-owned subsidiary.


Through Industrial Electric Services, LLC, we provide a range of electric services including installing, maintaining and servicing electrical systems and machinery for commercial, industrial, and utility customers.


General


Our electrical contracting services include installation of the electrical distribution systems within a building or complex, procurement of installation of wiring and connection to power sources, end-use equipment and fixtures. We service commercialand industrial markets and have a diverse customer base including: general contractors; manufacturers; utilities; and government agencies. We do not serve the residential market.

We provide services for a variety of projects including: power plants, manufacturing facilities and utility infrastructure. Our utility services may consist of generation, transmission and distribution lines within the powerhouse.


The Markets We Serve

Commercial and Industrial Market. Our commercial and industrial work consists primarily of installation and relocation manufacturing machines, electric services for new and retrofit buildings, and electric power utility equipment in:

      o     Manufacturing and processing facilities

      o     Office buildings

      o     Schools

      o     Electric power plants

Our commercial and industrial customers include:

      o     General contractors;

      o     Building owner and managers;

      o     Engineers

New commercial and industrial work generally begins on a competitive bid basis or negotiated. Competitive bids are all prepared, or reviewed and approved by the Chief Operating Officer. The bids are determined by the following information:

      o     Labor hours, materials and equipment charges are estimated;

      o Hourly labor rates are determined from a pricing model. It includes hourly labor rate, fringe benefits, payroll taxes, workers' comp and other insurance, overhead and profit;

      o     Materials are generally marked up 10 to 20%

      o     Equipment is estimated. It generally is not significant.


Area in which Services are Provided

We provide services mainly in the commonwealth of Kentucky, but also have performed a small amount of work in Illinois. During 2004 one of our major customers, Belding Walbridge, LLC, hired us to work in an industrial facility in Mexico. We anticipate that in the future we will be working mainly in Kentucky.

The population of Kentucky according to the 2000 Census is 4,041,769. This is a 9.7% increase from 1990. Accordingly, we believe there is a need for new construction or of schools and restaurants to support the growing population in the area in which we provide services. We believe that there is also a need for replacement work upgrading facilities on industrial sites such as factories.

Marketing We secure our customers primarily from our or our management's existing or prior customers or referrals from these customers.

Major Customers

Approximately 65% of revenues earned during 2004 were from two customers. Accounts receivable on these customers' contracts equaled $19,000 and $4,000 of total receivables at December 31, 2004 and December 31, 2003, respectively.


Our major customers which accounted for this revenue in 2004 were:


      o     CTA Acoustics, Inc.

      o     Belding Walbridge, LLC


Our major customers which accounted for this revenue in 2005 were:

     o   Casey's General Store

     o   Lanham Brothers General Contractors, Inc.

Approximately 74% of revenues earned during the first nine months of 2005 were from two customers. Accounts receivable on these customers' contracts equaled $23,202 total receivables at September 30, 2005.

At September 30, 2005, we were in the process of completing the following contracts:

      o     CTA Acoustics, Inc. - Renovation of an existing industrial facility

      o Lanham Brothers General Contractors, Inc. - Construction of a new restaurant

      o     Kirk and Bloom - renovations to an existing manufacturing plant

We anticipate moderate growth to our business as we add additional customers who become aware of the nature and quality of services we provide.

Insurance

We maintain the following insurance:

a. Commercial General Liability : Limits $1,000,000 for each occurrence; $100,000 for damage to rented premises for each occurrence; $5,000 medical expenses for any one person; $1,000,000 personal injury; $2,000,000 general aggregate and $2,000,000 for products. We have never had any claims.

b. Automobile Liability: For any auto - Limits for each accident $1,000,000. The deductible for comprehensive coverage is $500 and for collision coverage is $1,000 We have never had any claims.


c. Umbrella Liability: Maintained at Workers Compensation Statutory Limits meaning there cannot be a claim for amounts in excess of our coverage. Employee liability for each accident is $3,000,000; Employee liability for disease - $3,000,000 per employee. We have never had any claims.


Competition

We compete primarily with regional companies. Our principal competitors are as follows:

      o     B&B Electric, Lexington, KY

      o     Henderson Electric, Louisville, KY

      o     Art's Electric, Frankfort, KY

      o     Marine Electric, Louisville, KY

      o     United Electric, Louisville, KY

      o     Delta Electric, Louisville, KY

We are a much smaller company than any of our competitors.


Our competitive strength is primarily our expertise in renovation, repair, or replacement of existing manufacturing facilities based upon prior services preformed for customers such as CTA Acoustics.


Regulations

Our operations are subject to various federal, state and local laws and regulations, including:

      o     Licensing requirements applicable to electricians.

      o     Building and electrical codes.

      o Regulations relating to worker safety and protection of the environment.

We believe we have all licenses required to conduct our operations and are in substantial compliance with applicable regulatory requirements. Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses or an inability to perform government work.

Many state and local regulations governing electricians require permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specific activities for all our electricians who work in the state or county that issued the permit or license. It is our policy to ensure that, where possible, any permits or licenses that my be material to our operations in a particular geographic area are held by multiple IES employees within that area.


How We Secure Workers for our Engagements

We are a union company and have an agreement with Local 1701 IBEW-AFLCIO to hire union labor. The union provides electricians to us as needed. This way, we only keep on payroll electricians who are actually working job sites. We have never had any difficulty in procuring union electricians for jobs.


Employees

We have 2 employees, Mr. Lynch and Mr. Yates.


In his capacity as CEO, Mr. Lynch currently devotes approximately 15% of his time to our business and anticipates that during the next 12 months he will continue to devote approximately 15% of his time to our business. Mr. Lynch may not be able to devote the time necessary to our business to assure successful implementation of our business plan. Mr. Yates devotes 100% of his time to our business and is expected to continue to do so in the future.


Our operations are conducted under multi-employer contracts with various collective bargaining organizations. Under the provisions of the contracts, the signatory companies, including us, are required to contribute an amount per hour worked to trusts for various union pension plans. Our obligations are limited to the hourly defined contribution. Pension expense under these plans was approximately $20,241 and $0 for 2004 and 2003, respectively.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors.

Overview

Industrial Electric Services, Inc. is a Florida corporation formed on August 5, 2005 to acquire all the interests of Industrial Electric Services, LLC, a Kentucky limited liability company formed on December 10, 2003. Industrial Electric Services, LLC is now our wholly-owned subsidiary.


Through Industrial Electric Services, LLC, we provide a range of electric services including installing, maintaining and servicing electrical systems and machinery for commercial, industrial, and utility customers.


Our competitive strength is primarily our expertise in renovation, repair, or replacement of existing manufacturing facilities.


For the period ended December 31, 2004 and 2003, revenues earned from two and one contracts CTA Accoustics and Belding Walbridge in 2004, and CTA Accoustics in 2003, respectively, amounted to approximately 65 percent and 100 percent, respectively, of total construction contract revenues. Accounts receivable on these contracts equaled $19,000 and $4,000 of total receivables at December 31, 2004 and December 31, 2003, respectively. We have a current contract with CTA.

Our construction costs were 116.38% of revenues for the nine month period ending September 30, 2005. Our construction costs were 79.33% of revenues for the period ending September 31, 2004. The 37.05% increase of construction costs in relation to revenues for the nine months of 2005 compared to the comparable period in 2004 is due to two things. One is an increase in the cost of materials due to an increase in the cost of raw materials such as copper. The other reason is that two jobs that were bid too low. One was bid in order to gain work, and the other was a mistake in the bidding process. In order to prevent this from occurring again, our COO is consulting with our CEO on significant bids before they are finalized.

Our business decreased due to a lack of work at CTA Acoustics, Inc. and other electrical contractors being awarded contracts. However, we expect revenues and operating costs and expenses to increase steadily in the future due to a slow expansion of business as we increase our customer base.

At September 30, 2005, we did not have any backlog of firm orders. We do not have any contracts with governmental agencies.

Year Ended December 31, 2004

For the Year Ended December 31, 2004, we had construction revenue of $494,041. During this period our expenses consisted of the following:


Construction costs                              404,054
Operating costs and expenses                     73,362
Interest expense                                  8,298
                                                -------
                                                485,714
                                                -------


Accordingly, for this period, we had net income of $8,327.

As we commenced operations on December 12, 2003, there is no comparable prior period data.


Nine Months Ended September 30, 2005 and 2004

Our revenues for the nine months ended September 30, 2005 decreased 57.47% from our revenues for the period ended September 30, 2004 due to a decrease in business.

During these periods, our costs and expenses were as follows:

                                       September 30, 2005     September 30, 2004
                                       ------------------     ------------------
Construction costs                           188,336                 301,846
Operating costs and expenses                  59,149                  44,331
                                             -------                 -------

Our construction costs for the nine months ended September 30, 2005 decreased 37.61% from our construction costs for the period ended September 30, 2004 due to a decrease in business.

Our operating costs and expenses for the nine months ended September 30, 2005 increased 25.05% from our operating costs and expenses for the period ended September 30, 2004 due to Mr. Yates compensation.


Liquidity and Capital Resources


Our annual operating expenses vary based upon the jobs we undertake, as the majority of our expenses are construction costs. We believe that as we increase our customer base and bid jobs competitively, we will be able to have cash flow cover our operating expenses beginning in 2006.

Under the terms of a line of credit agreement with Whitaker Bank, Inc. formerly know as First National Bank & Trust Company, advances are available to us up to $200,000. The line has been renewed through February 25, 2006 with interest at seven percent. The line is secured by contracts, proceeds, and accounts receivable and is further secured by stocks of public and private owned companies of Edward Lynch. Property and equipment are not pledged as collateral.

Long-term debt consists of:

                                                             Dec 31,   Dec 31,
                                                              2004      2003
                                                             -------   -------
  Installment note payable; interest of 6.0%; payment
     of $322 per month including interest through
     February 2007; collateralized by truck                  $14,222   $17,135
  Installment note payable; interest of 5.99%; payment
     of $273 per month including interest through
     June 2007; collateralized by truck                       12,673
                                                             -------
                                                              26,895    17,135
  Less amounts currently due                                   5,459     2,914
                                                             -------   -------
                                                             $21,436   $14,221
                                                             =======   =======

During 2004 and 2003, two members loaned the Company aggregate amounts of $60,050 and $326, respectively. These unformalized loans bear interest at seven percent and require payments of principal and interest aggregating $1,192 a month through February 2007. The balances of these loans as of December 31, 2004 and 2003 are as follows:

                                                        2004            2003
                                                    -----------     -----------
           Balance due                              $    51,410     $       326
           Less amounts currently due                    11,052
                                                    -----------     -----------
                                                    $    40,358     $       326
                                                    ===========     ===========


At September 30, 2005, we had advances of $13,066 to Mr. Yates. The amount consists of advances made to him throughout the year, with no interest rate, and no set repayment terms. These advances have been repaid.


The following is a schedule by year as of 12/31/2004, for the next five years, of the principal payments required on the above installment notes and related party loans payable:


           2005               $16,302
                              =======
           2006               $17,868
                              =======
           2007               $19,096
                              =======
           2008               $20,408
                              =======
           2009               $ 4,631
                              =======

                             DESCRIPTION OF PROPERTY


We currently utilize office space provided by our president at no cost, located 289 Blue Sky Parkway, Lexington KY 40509. We expect this relationship to continue.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Industrial Electric Services, Inc. is a Florida corporation formed on August 5, 2005 to acquire all the interests of Industrial Electric Services, LLC, a Kentucky limited liability company formed on December 10, 2003. Industrial Electric Services, LLC is now our wholly-owned subsidiary.


Under an exchange agreement in August 2005, we issued 15,000,000 shares of our common stock to acquire all member interests in Industrial Electric Services, LLC. The member interests were owned 60% by Mr. Lynch and 40% by Mr. Yates. We valued the shares based upon the time and effort Mr. Lynch and Mr. Yates had spent to develop our business. Accordingly, we valued the shares at $.001 per share or $15,000 aggregate which we believe is the fair market value of the factors used in valuation cited above. We did not obtain an independent evaluation of these shares.


During 2004 and 2003, Mr. Lynch and Mr. Yates loaned us aggregate amounts of $60,050 and $326 respectively. These unformalized loans bear interest at seven percent and require payments of principal and interest aggregating $1,192 a month through February 2007. The balances of these loans as of December 31, 2004 and 2003 are as follows:

Edward Lynch loaned $36,030 in 2004 and $326 in 2003. Keith Yates loaned $24,020 in 2004.

                                                    2004         2003
                                                   -------      -------

         Balance due                               $51,410      $   326
         Less amounts currently due                 11,052
                                                   -------      -------
                                                   $40,358      $   326
                                                   =======      =======


At September 30, 2005, we had advances of $13,066 to Mr. Yates. The amount consists of advances made to him throughout the year, with no interest rate, and no set repayment terms.

On November 8, 2005, we advanced $29,000 to Industrial Machinery Services, which is a company 60% owned by Ed Lynch. Industrial Machinery Services paid the advance of $29,000 back in cash to Industrial Electric Services on January 23, 2006.

During 2004, we utilized office space and office amenities of International Machinery Services which is owned by Edward Lynch and an unrelated person. We recorded $3,600 as rent expense through a contribution of capital.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

      o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

      o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

      o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

      o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol. Sales of our common stock under Rule 144.

As of September 30, 2005, there are 300,000 shares of our common stock held by non-affiliates and 15,000,000 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering 300,000 of these shares in this registration statement. No Shares have been sold pursuant to Rule 144 of the Securities Act of 1933; and as of September 30, 2005, there are no shares held by affiliates eligible for resale under 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all restricted securities could be available for sale in a public market, if developed, beginning August, 2006. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing prices for our securities.

Holders

As of the date of this registration statement, we had approximately 34 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2006, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act. We are not required under
Section 12(g) or otherwise to become a mandatory 1934 Act filer due to the fact we have less than 300 shareholders. If we subsequently decide to cease filing reports, our securities can no longer be quoted on the OTC Bulletin Board. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information


We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.


                             EXECUTIVE COMPENSATION

Compensation Agreements

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31, 2004 and 2003 by our CEO.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Annual Compensation
                                                             -----------------------------------------------------------------------
Name & Principal Position                        Year        Salary ($)         Bonus ($)             Restricted Stock Awards (2)
-----------------------------------------------------------------------------------------------------------------------------------
Edward Lynch                                     2004            0                  0                              0
CEO, President, and Director                     2003            0                  0                              0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.


Mr. Lynch does not receive any compensation because we are not in a financial position to pay him at the present time. However, as our business grows, expands and increases profit, we anticipate that Mr. Lynch will start receiving compensation. We have no agreement as to when this will be and what amounts will be paid to him.


We have no employment agreements with Mr. Lynch or Mr. Yates.

Board Compensation

Members of our Board of Directors do not receive compensation for their services as Directors.

                              FINANCIAL STATEMENTS




                              Financial Statements

                        Industrial Electric Services, LLC

                      Year Ended December 31, 2004 and the
                  Period December 12, 2003 (Date of Inception)
                            through December 31, 2003

             Report of Independent Registered Public Accounting Firm

Industrial Electric Services, LLC

                              Financial Statements

                        Year Ended December 31, 2004 and
                the Period December 12, 2003 (Date of Inception)
                            through December 31, 2003


                                    CONTENTS


Report of Independent Registered Public Accounting Firm....................1

Financial Statements:

    Balance Sheets.........................................................2
    Statements of Operations...............................................3
    Statements of Changes in Members' Equity...............................4
    Statements of Cash Flows...............................................5
    Notes to Financial Statements.......................................6-10

Report of Independent Registered Public Accounting Firm



Members
Industrial Electric Services, LLC
Lexington, Kentucky


We have audited the accompanying balance sheets of Industrial Electric Services, LLC as of December 31, 2004 and 2003 and the related statements of operations, changes in members' equity, and cash flows for the year ended December 31, 2004 and the period December 12, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the management of Industrial Electric Services, LLC. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Electric Services, LLC as of December 31, 2004 and 2003 and the results of its operations and cash flows the year ended December 31, 2004 and the period December 12, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ Pender Newkirk & Company
----------------------------
Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
August 15, 2005

                        Industrial Electric Services, LLC

                                 Balance Sheets

                                                                  December 31,
                                                          ---------------------------
                                                              2004           2003
                                                          ------------   ------------
Assets
Current assets:
    Cash                                                  $     31,182   $      4,000
    Accounts receivable, contracts                              19,433          4,229
    Costs and estimated earnings in excess of billings
        on uncompleted contracts                                25,467
    Unbilled receivables, completed contracts                    5,979
    Other current assets                                        37,359         10,381
                                                          ------------   ------------
Total current assets                                           119,420         18,610

Property and equipment, net of accumulated depreciation         23,743         14,769
                                                          ------------   ------------

                                                          $    143,163   $     33,379
                                                          ============   ============

Liabilities and Members' Equity
Current liabilities:
    Loans payable, members                                $     11,052
    Current maturities of long-term debt                         5,459   $      2,914
    Line of credit                                              15,000
    Accounts payable, trade                                     21,640         15,764
    Accrued expenses                                            11,754
    Provision for loss on contract in process                    4,383
                                                          ------------   ------------
Total current liabilities                                       69,288         18,678
                                                          ------------   ------------

Long-term liabilities:
    Loans payable, members, less current portion                40,358            326
    Long-term debt, less current maturities                     21,436         14,221
                                                          ------------   ------------
Total long-term liabilities                                     61,794         14,547
                                                          ------------   ------------

Members' equity:
    Members' equity; 100 units issued and outstanding            5,000          5,000
    Contributed capital                                          3,600
    Retained earnings (accumulated deficit)                      3,481         (4,846)
                                                          ------------   ------------
Total members' equity                                           12,081            154
                                                          ------------   ------------


                                                          $    143,163   $     33,379
                                                          ============   ============


The accompanying notes are an integral part of the financial statements.

                        Industrial Electric Services, LLC

                            Statements of Operations

                                                                 Period
                                                               December 12,
                                                             2003 (Date of
                                                               Inception)
                                                Year Ended      Through
                                                December 31,  December 31,
                                                   2004           2003
                                               ------------   ------------

Construction revenue                           $    494,041   $      4,229
                                               ------------   ------------

Costs and expenses:
    Construction costs                              404,054          1,755
    Operating costs and expenses                     73,362          7,320
    Interest expense                                  8,298
                                               ------------   ------------
                                                    485,714          9,075
                                               ------------   ------------

Net income (loss)                              $      8,327   $     (4,846)
                                               ============   ============

Pro forma:
    Pro forma income tax (benefit) expense     $      3,100   $     (1,800)
                                               ============   ============
    Pro forma net income (loss), after taxes   $      5,227   $     (3,046)
                                               ============   ============


The accompanying notes are an integral part of the financial statements.

                        Industrial Electric Services, LLC

                    Statements of Changes in Members' Equity

                        Year Ended December 31, 2004 and
                the Period December 12, 2003 (Date of Inception)
                            through December 31, 2003


                                                                                            (Accumulated
                                         Members' Equity                                      Deficit)
                                      ------------------------       Contributed              Retained
                                         Units       Amount            Capital                Earnings          Total
                                      ----------------------------------------------------------------------------------
Members' equity
    contributions                          100       $   5,000         $       0            $        0        $    5,000

Net loss                                                                                        (4,846)           (4,846)
                                      -----------------------------------------------------------------------------------

Balance, December 31,
    2003                                   100           5,000                 0                (4,846)              154

Value of office space and
    amenities contributed
    by member                                                              3,600                                   3,600

Net income                                                                                       8,327             8,327
                                      ----------------------------------------------------------------------------------

Balance, December 31,
    2004                                   100       $   5,000         $   3,600            $    3,481        $   12,081
                                      ==================================================================================


The accompanying notes are an integral part of the financial statements.

                        Industrial Electric Services, LLC

                            Statements of Cash Flows


                                                                                  Period
                                                                                December 12,
                                                                                2003 (Date of
                                                                                 Inception)
                                                                 Year Ended       Through
                                                                December 31,    December 31,
                                                                    2004            2003
                                                                ------------    ------------
Operating activities
    Net income (loss)                                           $      8,327    $     (4,846)
                                                                ------------    ------------
    Adjustments to reconcile net income (loss) to net
        cash used by operating activities:
           Rent contributed by members                                 3,600
           Depreciation                                               11,185           3,692
           Increase in:
               Accounts receivable, unbilled receivables,
                  and other current assets                           (42,183)        (14,609)
               Accounts payable and accrued liabilities               22,014          15,763
           Increase in costs and estimated earnings in excess
               of billings on uncompleted contracts                  (31,446)
                                                                ------------    ------------
    Total adjustments                                                (36,830)          4,846
                                                                ------------    ------------
    Net cash used by operating activities                            (28,503)              0
                                                                ------------    ------------

Investing activities
    Purchases of property and equipment                               (6,049)         (1,000)
                                                                ------------    ------------

Financing activities
    Payments on long-term debt                                       (13,316)
    Proceeds from long-term debt                                      60,050
    Net borrowings on line of credit                                  15,000
    Members' equity contributions                                                      5,000
                                                                ------------    ------------
    Net cash provided by financing activities                         61,734           5,000
                                                                ------------    ------------

Net increase in cash and cash equivalents                             27,182           4,000

Cash at beginning of year/period                                       4,000               0
                                                                ------------    ------------

Cash at end of year/period                                      $     31,182    $      4,000
                                                                ============    ============

Supplemental disclosures of cash flow information
    and noncash financing activities:
        Cash paid for interest                                  $      4,698    $          0
                                                                ============    ============

        During 2004 and 2003, the Company acquired $14,110 and $17,135, respectively, of automobiles and trucks through direct financing.


The accompanying notes are an integral part of the financial statements.

                        Industrial Electric Services, LLC

                          Notes to Financial Statements

                        Year Ended December 31, 2004 and
                the Period December 12, 2003 (Date of Inception)
                            through December 31, 2003


1.    Background Information

Industrial Electric Services, LLC (the "Company") was formed as a limited liability corporation in Kentucky on December 12, 2003. It provides industrial electric services to install and relocate manufacturing machines, and provides electric services for new and retrofit buildings and electric power utility companies. The Company began providing customer services on December 19, 2003.

2.    Significant Accounting Policies

The significant accounting policies followed are:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Accounts receivable, contracts consist of receivables for construction services. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company's prior collection experience, customer credit worthiness, and current economic trends. Based on management's review of accounts receivable, no allowance for doubtful accounts is considered necessary at December 31, 2004 and 2003. Receivables are determined to be past due based on the payment terms of original invoices. The Company does not typically charge interest on past due receivables.


      Property and equipment are recorded at cost. Depreciation is calculated by the declining-balance and straight-line methods over the estimated useful lives of the assets generally ranging from five to seven years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

                        Industrial Electric Services, LLC

                          Notes to Financial Statements

                        Year Ended December 31, 2004 and
                the Period December 12, 2003 (Date of Inception)
                            through December 31, 2003


2.    Significant Accounting Policies (continued)

      Revenue from construction services and contracts are reported under the percentage-of-completion method for financial statement purposes. The estimated revenue for each contract reflected in the accompanying financial statements represents that percentage of estimated total revenue that costs incurred to date bear to estimated total costs, based on the Company's current estimates. With respect to contracts that extend over one or more accounting periods, revisions in costs and revenue estimates during the course of the work are reflected in the period the revisions become known. When current estimates of total contract costs indicate a loss, provision is made for the entire estimated loss.

      Construction costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general and administrative costs are charged to expense as incurred.

      The Company, with the consent of the members, has elected to have its income taxed under the provisions of the Internal Revenue Code applicable to partnerships. These provisions provide that, in lieu of corporation income tax, the members are taxed on the corporation's income personally. Therefore, these financial statements do not include any provision for income taxes for the years ended December 31, 2004 and 2003.

      The Company has included a provision for income taxes on the statements of operations on a pro forma basis as though the Company was subject to federal and state income taxes.

      Advertising costs are charged to operations when the advertising first takes place. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense for December 31, 2004 and 2003 was approximately $50 and $0, respectively. There was no direct-response advertising during the years presented.

      The Company does not have other comprehensive income as of December 31, 2004 and 2003.

                        Industrial Electric Services, LLC

                          Notes to Financial Statements

                        Year Ended December 31, 2004 and
                the Period December 12, 2003 (Date of Inception)
                            through December 31, 2003


3.    Uncompleted Contracts

Information with respect to uncompleted contracts is summarized as follows:

                                                                 2004            2003
                                                             ------------    ------------
        Costs incurred to date                               $     61,984    $      1,755
        Estimated (loss) earnings thereon                         (13,378)          2,474
                                                             ------------    ------------
                                                                   48,606           4,229
        Less billings to date                                      27,522           4,229
                                                             ------------    ------------
                                                             $     21,084    $          0
                                                             ============    ============

        Billings in excess of costs and estimated earnings   $          0    $     (1,679)
        Estimated loss on completion                               (4,383)
        Costs and estimated earnings in excess of billings         25,467           1,679
                                                             ------------    ------------
                                                             $     21,084    $          0
                                                             ============    ============


4.     Property and Equipment

Property and equipment consist of:

                                                                 2004            2003
                                                             ------------    ------------
        Automobiles and trucks                               $     33,241    $     17,135
        Machinery and equipment                                     4,053
        Office furniture and equipment                              1,326           1,326
                                                             ------------    ------------
                                                                   38,620          18,461
        Less accumulated depreciation                              14,877           3,692
                                                             ------------    ------------
                                                             $     23,743    $     14,769
                                                             ============    ============


5.    Line of Credit

Under the terms of the agreement, advances are available to the Company up to $200,000. The line matured on February 25, 2005 with an interest rate of six percent. The line has been renewed through February 25, 2006 with interest at seven percent. The line is secured by contracts, proceeds, and accounts receivable, and is further secured by other investments of a member.

                        Industrial Electric Services, LLC

                          Notes to Financial Statements

                        Year Ended December 31, 2004 and
                the Period December 12, 2003 (Date of Inception)
                            through December 31, 2003


6.      Related Party Transactions

At December 31, 2004, other current assets include $5,000 of employee advances due from the members. These amounts are non-interest bearing, due on demand, and unsecured.

During 2004 and 2003, two members loaned the Company aggregate amounts of $60,050 and $326, respectively. These unformalized loans bear interest at seven percent and require payments of principal and interest aggregating $1,192 a month through February 2007. The balances of these loans as of December 31, 2004 and 2003 are as follows:

                                                 2004           2003
                                             ------------   ------------
      Balance due                            $     51,410   $        326
      Less amounts currently due                   11,052
                                             ------------   ------------
                                             $     40,358   $        326
                                             ============   ============

During 2004, the Company utilized office space and office amenities of a related entity. The Company recorded $3,600 as rent expense through a contribution of capital.

The above terms and amounts are not necessary indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.


7.    Long-Term Debt

Long-term debt consists of:

                                                                    2004           2003
                                                                ------------   ------------
         Installment note payable; interest of 6.0%; payment
            of $322 per month including interest through
            February 2007; collateralized by truck              $     14,222   $     17,135
         Installment note payable; interest of 5.99%; payment
            of $273 per month including interest through
            June 2007; collateralized by truck                        12,673
                                                                ------------   ------------
                                                                      26,895         17,135
         Less amounts currently due                                    5,459          2,914
                                                                ------------   ------------
                                                                $     21,436   $     14,221
                                                                ============   ============

                        Industrial Electric Services, LLC

                          Notes to Financial Statements

                        Year Ended December 31, 2004 and
                the Period December 12, 2003 (Date of Inception)
                            through December 31, 2003


7.    Long-Term Debt (continued)

The following is a schedule by year, for the next five years, of the principal payments required on the previously disclosed related party loans and the above installment notes payable:

        2005                                             $   16,302
                                                         ==========
        2006                                             $   17,868
                                                         ==========
        2007                                             $   19,096
                                                         ==========
        2008                                             $   20,408
                                                         ==========
        2009                                             $    4,631
                                                         ==========


8.    Retirement Plan

The Company's operations are conducted under multi-employer contracts with various collective bargaining organizations. Under the provisions of the contracts, the signatory companies, including the Company, are required to contribute an amount per hour worked to trusts for various union pension plans. The Company's obligations are limited to the hourly defined contribution. Pension expense under these plans was approximately $20,241 and $0 for 2004 and 2003, respectively.


9.    Customer Concentrations

For the years ended December 31, 2004 and 2003, revenues earned from two and one contracts, respectively, amounted to approximately 65 percent and 100 percent, respectively, of total construction contract revenues. Accounts receivable on these contracts equaled $19,000 and $4,000 of total receivables at December 31, 2004 and December 31, 2003, respectively.

               Interim Condensed Consolidated Financial Statements

                Industrial Electric Services, Inc. and Subsidiary

                  Nine Months Ended September 30, 2005 and 2004

                Industrial Electric Services, Inc. and Subsidiary

                   Condensed Consolidated Financial Statements

                  Nine Months Ended September 30, 2005 and 2004


                                    Contents


Condensed Consolidated Financial Statements (unaudited):

      Condensed Consolidated Balance Sheet.....................................1
      Condensed Consolidated Statements of Operations..........................2
      Condensed Consolidated Statements of Cash Flows..........................3
      Notes to Condensed Consolidated Financial Statements.....................4

                Industrial Electric Services, Inc. and Subsidiary

                Condensed Consolidated Balance Sheet (unaudited)

                               September 30, 2005

Assets
Current assets:
    Cash                                                              $  37,766
    Accounts receivable, contracts                                       23,542
    Costs and estimated earnings in excess of billings
        on uncompleted contracts                                          1,186

    Related party advances                                               13,066
    Other current assets                                                  3,145
                                                                      ---------
Total current assets                                                     78,705

Property and equipment, net of accumulated depreciation                  22,793
                                                                      ---------

                                                                      $ 101,498
                                                                      =========



Liabilities and Stockholders' Deficit
Current liabilities:
    Current maturities of loans payable, stockholders                 $  11,647
    Current maturities of long-term debt                                  5,455
    Line of credit                                                       67,000
    Accounts payable, trade                                               6,946
    Accrued expenses                                                      2,824
                                                                      ---------
Total current liabilities                                                93,872
                                                                      ---------

Long-term liabilities:
    Loans payable, stockholders, less current maturities                 31,548
    Long-term debt, less current maturities                              16,957
                                                                      ---------
Total long-term liabilities                                              48,505
                                                                      ---------

Stockholders' deficit:
    Preferred stock; no par value; 20,000,000 shares authorized;
        none issued or outstanding
    Common stock; no par value; 1,000,000,000 shares authorized;
        15,300,000 issued and outstanding                                35,000
    Contributed capital                                                   6,300
    Accumulated deficit                                                 (82,179)
                                                                      ---------
Total stockholders' deficit                                             (40,879)
                                                                      ---------

                                                                      $ 101,498
                                                                      =========

The accompanying notes are an integral part of the condensed consolidated financial statements.

                Industrial Electric Services, Inc. and subsidiary

           Condensed Consolidated Statements of Operations (unaudited)

                                                        Nine Months Ended September 30,
                                                        -------------------------------
                                                              2005             2004
                                                        -------------------------------
Revenues:
    Construction contracts                              $    161,825       $    380,473


Costs and expenses:
    Construction costs                                       188,336            301,846
    Operating costs and expenses                              59,149             44,331
                                                        -------------------------------
                                                             247,485            346,177
                                                        -------------------------------

Net income (loss)                                       $    (85,660)      $     34,296
                                                        ===============================

Net income (loss) per common share                      $      (0.01)      $       0.00
                                                        ===============================

Weighted average number of common shares                  15,061,765         15,000,000
                                                        ===============================


Pro forma:
    Pro forma income tax (benefit) expense              $     (3,100)      $     12,700
                                                        ===============================
    Pro forma net income (loss), after taxes            $    (82,560)      $     21,596
                                                        ===============================

Pro forma net income (loss) common per share            $      (0.01)      $       0.00
                                                        ===============================

Pro forma weighted average number of common shares        15,061,765         15,000,000
                                                        ===============================

The accompanying notes are an integral part of the condensed consolidated financial statements.

                Industrial Electric Services, Inc. and Subsidiary

           Condensed Consolidated Statements of Cash Flows (unaudited)

                                                                                  Nine Months Ended September 30,
                                                                                  -------------------------------
                                                                                       2005             2004
                                                                                  -------------------------------
Operating activities
    Net income (loss)                                                             $    (85,660)      $     34,296
                                                                                  -------------------------------
    Adjustments to reconcile net income (loss) to net cash used by operating activities:
           Rent contributed                                                              2,700              2,700
           Depreciation                                                                  8,368              7,615
           Decrease (increase) in accounts receivable and unbilled
               Receivables                                                               1,870            (70,765)
           Decrease (increase) in costs and estimated earnings in excess
               of billings                                                              24,281            (12,676)
           Decrease (increase) other current assets                                     34,214            (23,812)
           Increase (decrease) in accounts payable and accrued liabilities             (23,623)           (12,479)
           Decrease provision for loss on uncompleted contract                          (4,383)
                                                                                  -------------------------------
    Total adjustments                                                                   43,427           (109,417)
                                                                                  -------------------------------
    Net cash used by operating activities                                              (42,233)           (75,121)
                                                                                  -------------------------------
Investing activities
    Purchases of property and equipment                                                 (7,418)            (6,047)
                                                                                  -------------------------------
    Net cash used by investing activities                                               (7,418)            (6,047)
                                                                                  -------------------------------
Financing activities
    Proceeds from the issuance of common stock                                          30,000
    Payments on long-term debt                                                          (4,483)            (2,586)
    Proceeds from loans payable, members                                                                   64,820
    Related party advances                                                             (13,066)
    Payments on loans payable, stockholders                                             (8,216)
    Payments on loans payable, members                                                                     (5,995)
    Net borrowings on line of credit                                                    52,000             65,000
                                                                                  -------------------------------
    Net cash provided (used) by financing activities                                    56,235            121,239
                                                                                  -------------------------------
Net increase in cash                                                                     6,584             40,071
Cash at beginning of period                                                             31,182              4,000
                                                                                  -------------------------------
Cash at end of period                                                             $     37,766       $     44,071
                                                                                  ===============================

Supplemental disclosures of cash flow information and noncash financing activities:
        Cash paid for interest                                                    $      5,145      $      3,347
                                                                                  ==============================

      During the nine months ended September 30, 2005, the Company exchanged 15,000,000 shares of its common stock for all of the member units of Industrial Electric, LLC, the Company's wholly owned subsidiary.

      During 2004, the Company acquired $14,110 of automobiles and trucks through direct financing.

      The accompanying notes are an integral part of the condensed consolidated financial statements.

                Industrial Electric Services, Inc. and Subsidiary

         Note to Condensed Consolidated Financial Statements (unaudited)

                  Nine Months Ended September 30, 2005 and 2004

1.    Background Information

Industrial Electric Services, Inc. is a Florida corporation incorporated on August 5, 2005 to acquire the membership interest of Industrial Electric Services, LLC, which occurred during the nine months ended September 30, 2005.

Industrial Electric Services, LLC, a wholly owned subsidiary of Industrial Electric Services, Inc., was formed as a limited liability corporation in Kentucky on December 12, 2003. It provides industrial electric services to install and relocate manufacturing machines, and provides electric services for new and retrofit buildings and electric power utility companies. The corporate headquarters are located in Lexington, Kentucky.

During the nine months ended September 30, 2005, Industrial Electrical Services, Inc. exchanged 15,000,000 shares of common stock for all of the member units of Industrial Electric Services, LLC. The related per share amounts have been adjusted as though this transaction occurred upon inception of Industrial Electric Services, LLC.

2.    Significant Accounting Policies

At September 30, 2005 and for the nine months then ended, the accompanying condensed consolidated financial statements include the accounts of Industrial Electric Services, Inc. and its wholly owned subsidiary, Industrial Electric Services, LLC. The consolidated entities hereinafter are referred to as the "Company." All significant intercompany accounts and transactions have been eliminated.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

As a result of the aforementioned reorganization, the Company became a taxable entity for federal and state purposes. The company incurred a taxable loss for the period ended September 30, 2005 and no provision has been recorded because at this time it is more likely the benefit for the loss will not be realized.

3.    Financial Statements

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the nine months ended September 30, 2005 and 2004, (b) the financial position at September 30, 2005 and (c) cash flows for the nine months ended September 30, 2005 and 2004 have been made.

The unaudited condensed consolidated interim financial statement and notes are presented pursuant to the rules and regulations of the Securities and Exchange Commission with respect to Form 10-QSB. Accordingly, certain information and note disclosures normally included in financial statement prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures made herein are adequate to make the information contained herein not misleading. The accompanying condensed consolidated interim financial statements and notes should be read in conjunction with the audited financial statements and notes of the Industrial Electric Services, LLC for the year ended December 31, 2004.

The results of operations and cash flows for the nine month period ended September 30, 2005 are not necessarily indicative of the results of operations and cash flows expected for the year ending December 31, 2005.

4.    Equity

During the nine months ended September 30, 2005, Industrial Electric Services, Inc. received authorization to issue one billions shares of no par value common stock and twenty million shares of no par value preferred stock.

During the nine months ended September 30, 2005, the Company received proceeds of $30,000 from the sale of 300,000 shares of common stock.

5.    Related Party Advances

At September 30, 2005, the company had advances of $13,066 to related parties. The amount consists of advances made to employees and owners throughout the year, with no interest rate, and no set repayment terms.

6.    Subsequent Events

At January 1, 2006, the owner repaid the owner portion of related party advances by offset of loans payable to stockholder.

On November 8, 2005, the Company advanced $29,000 to a related company. The related company paid the advance on January 23, 2006.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE


None.

PROSPECTUS
INDUSTRIAL ELECTRIC SERVICES, INC.

Dated _____________, 2006

Selling shareholders are offering up to 300,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our By-laws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                                        AMOUNT

SEC Registration Fee*                       4
Legal Fees and Expenses                     25,000
Accounting Fees and Expenses*               25,000
Miscellaneous*                              25,000
Total*                                      75,004
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Industrial Electric Services, Inc. is a Florida corporation formed on August 5, 2005 to acquire all the interests of Industrial Electric Services, LLC, a Kentucky limited liability company formed on December 10, 2003. Industrial Electric Services, LLC is now our wholly-owned subsidiary.

Under an exchange agreement in August 2005, we issued 15,000,000 shares of our common stock to acquire all member interests in Industrial Electric Services, LLC. The member interests were owned state 60% by Mr. Lynch and 40% by Mr. Yates. We valued the shares based upon the time and effort Mr. Lynch and Mr. Yates had spent to develop our business. Accordingly, we valued the shares at $.001 per share or $15,000 aggregate which we believe is the fair market value of the factors used in valuation cited above.


In August and September, 2005, we sold 300,000 shares of common stock to the 34 individuals or entities listed in Selling Stockholders at a price of $.10 per share. All investors were accredited investors. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that
Section 4(2) was available because:

      o None of these issuances involved underwriters, underwriting discounts or commissions;
      o     We placed restrictive legends on all certificates issued;
      o     No sales were made by general solicitation or advertising;
      o     Sales were made only to accredited investors

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

      o     Access to all our books and records.
      o Access to all material contracts and documents relating to our operations.
      o The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 2

      Exchange Agreement

Item 3

      1     Articles of Incorporation of Industrial Electric Services, Inc.

      2     Bylaws of Industrial Electric Services, Inc.

      3     Organizational Documents of Subsidiary


Item 4

      Form of common stock Certificate of the Industrial Electric Services, Inc.(1)

Item 5

      Legal Opinion of Williams Law Group, P.A.

Item 10

      Line of Credit with Whitaker Bank, Inc.

Item 21

     Organizational Documents of Subsidiary [ Included as Item 3.3]


Item 23


      1     Consent of Pender Newkirk and Company*

      2     Consent of Williams Law Group, P.A. (included in Exhibit 5.1)


----------
* Filed herewith.


      All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Lexington KY on January 31, 2006.


      Industrial Electric Services, Inc.


Title                                Name            Date       Signature
-----                                ----            ----       ---------
Principal Executive Officer          Edward Lynch    1-31-06    /s/ Edward Lynch
Principal Financial Officer and
Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                NAME                    TITLE                DATE
---------                ----                    -----                ----
/s/ Keith Yates          Keith Yates             Director             1-31-06

/s/ Edward Lynch         Edward Lynch            Director             1-31-06